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                                                                  EXHIBIT 11(a)



                               CONSENT OF COUNSEL

                          SHORT-TERM INVESTMENTS TRUST

                 We hereby consent to the use of our name and to the references to our firm under the caption "General Information - - Legal Counsel" in the Prospectuses for each class of the Treasury Portfolio and each class of the Treasury TaxAdvantage Portfolio, and under the caption "Miscellaneous Information - - Legal Matters" in the Statements of Additional Information for each class of said Portfolios, all of which form a part of Post-Effective Amendment No. 29 to the Registration Statement of Short-Term Investments Trust on Form N-1A under the Securities Act of 1933 (Reg. No. 2-58287).



                                        /s/ BALLARD SPAHR ANDREWS & INGERSOLL
                                        -------------------------------------
                                            Ballard Spahr Andrews & Ingersoll



Philadelphia, Pennsylvania
December 30, 1996